                                                                    EXHIBIT 24.3

                                   Law Office
                     MOFFATT, THOMAS, BARRETT, ROCK & FIELDS
                                    CHARTERED

                             First Security Building
                                 911 West Idaho
                               Post Office Box 829
                               Boise, Idaho  83701


                                October ___, 1997


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

     RE:  Registration Statement on Form S-3
          Registration No. 333-35847

Ladies and Gentlemen:

     We are members of the Bar of the State of Idaho and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Certificates to be issued by First
Security-Registered Trademark- Auto Grantor Trusts.

     In connection with our engagement, we consent to the reference to Moffatt, Thomas, Barrett, Rock & Fields under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                   Very truly yours,

                                   /s/ Michael E. Thomas

                                   Michael E. Thomas